EXHIBIT 10.14

                            SECURITYHOLDERS AGREEMENT

                            Dated as of May 16, 1996


                                      Among


                              VESTAR SHAVER CORP.,

                               VESTAR RAZOR CORP.,

                          VESTAR EQUITY PARTNERS, L.P.,

                            REMINGTON PRODUCTS, INC.,

                               VICTOR K. KIAM, II

                                       AND

                            THE OTHER PARTIES HERETO


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                            TABLE OF CONTENTS

                                                                        Page

ARTICLE I
  FORMATION OF THE COMPANY/REPRESENTATIONS AND
  WARRANTIES/OTHER COVENANTS OF THE PARTIES..............................2
  1.1   Formation of the Company.........................................2
  1.2   Representations and Warranties of the Company....................2
  1.3   Representations and Warranties of the Securityholders............3
  1.3   Compliance with Credit Agreement.................................3

ARTICLE II
  VOTING AGREEMENTS......................................................4
  2.1   Election of Directors............................................4
  2.2   Other Voting Matters.............................................5
  2.3   Voting Trust Agreement...........................................5

ARTICLE III
  TRANSFERS OF SECURITIES................................................6
  3.1   Restrictions on Transfer of Employee
         Securities and Other Securities ................................6
  3.2   Restrictions on Transfers of RPI
         Securities/Other Transactions ..................................6
        (a)   Transfer Restrictions......................................6
        (b)   Right of First Refusal.....................................6
        (c)   Rule 144 Sale..............................................8
  3.3   Restrictions on Vestar Transfers.................................9
              (a)   Prior to Reorganization..............................9
              (b)   Tag-Along Rights after the Reorganization............9
              (c)   Excluded Transfers..................................11
              (d)   Excluded Securities.................................12
  3.4   Securities Act Compliance.......................................12
  3.5   Certain Transferees Bound by Agreement..........................12
  3.6   Transfers in Violation of Agreement.............................12

ARTICLE IV
  TAKE-ALONG RIGHTS ON SALE OF COMPANY..................................13
  4.1   Take-Along Rights...............................................13

ARTICLE V
  REGISTRATION RIGHTS...................................................15
  5.1   Demand Registrations............................................15
        (a)   Requests for Registration.................................15
        (b)   Long-Form Registrations...................................15
        (c)   Priority on Demand Registrations..........................16
        (d)   Restrictions on Demand Registrations......................16


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        (e)   Selection of Underwriters.................................16
  5.2   Piggyback Registrations.........................................16
        (a)   Right to Piggyback........................................16
        (b)   Piggyback Expenses........................................17
        (c)   Priority on Primary Registrations.........................17
        (d)   Priority on Secondary Registrations.......................17
        (e)   Selection of Underwriters.................................17
        (f)   Other Registrations.......................................17
  5.3   Holdback Agreements.............................................18
  5.4   Registration Procedures.........................................18
  5.5   Registration Expenses...........................................20
  5.6   Indemnification.................................................21
  5.7   Participation in Underwritten Registrations.....................22
  5.8   Other Registration Rights Agreements............................22

ARTICLE VI
  PREEMPTIVE RIGHTS.....................................................23
  6.1   Issuance of New Securities to Vestar Group......................23

ARTICLE VII
  AMENDMENT AND TERMINATION.............................................24
  7.1   Amendment and Waiver............................................24
  7.2   Termination of Certain Provisions...............................25
  7.3   Termination of Agreement........................................25
  7.4   Termination as to a Party.......................................25

ARTICLE VIII
  MISCELLANEOUS.........................................................26
  8.1   Certain Defined Terms...........................................26
  8.2   Legends.........................................................34
        (a)   Securityholders Agreement.................................34
        (b)   Registrable Securities....................................35
        (c)   Removal of Legends........................................35
  8.3   Severability....................................................35
  8.4   Entire Agreement................................................35
  8.5   Successors and Assigns..........................................35
  8.6   Counterparts....................................................36
  8.7   Remedies........................................................36
  8.8   Notices.........................................................36
  8.9   Governing Law...................................................37
  8.10  Descriptive Headings............................................37
  8.11  Voting Trust Certificates.......................................37
  8.12  Further Assurance...............................................37


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                            SECURITYHOLDERS AGREEMENT


     This Securityholders Agreement (this "Agreement") is entered into as of May 16, 1996 by and among (i) Vestar Equity Partners L.P., a Delaware limited partnership ("Vestar Partners"), (ii) Remington Products, Inc., a Delaware corporation ("RPI"), (iii) Victor K. Kiam, II ("Kiam"), individually and in his capacity as Trustee of The 1994 Kiam Trust dated September 30, 1994 and 1994 Kiam Family Trust dated October 28, 1994 (the "Trusts"), (iv) the initial parties to this Agreement who are identified as Employees on the signature pages hereto (each, an "Employee" and collectively, the "Employees"), (v) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof, (vi) Vestar Shaver Corp., a Delaware corporation ("Shaver"), or such other corporation through which the former members of Remington LLC (as defined herein) own their interests in the business of Remington LLC immediately after the Reorganization (as defined herein), upon its execution and delivery of a separate agreement agreeing to be bound by the terms hereof (Shaver or such other corporation formed pursuant to the Reorganization shall be referred to herein as the "Company") and (vii) Vestar Razor Corp. ("Razor"), a Delaware corporation. Shaver, Razor, Vestar Partners, RPI, Kiam, the Trusts, the Employees, in each such Person's capacity as a holder of Securities, if applicable, and each other Person that is or may become a party to this Agreement as a holder of Securities as contemplated hereby are sometimes referred to herein in their capacities as securityholders collectively as the "Securityholders" and individually as a "Securityholder". Certain capitalized terms used herein are defined in Section 8.1.

                                    RECITALS

     A. Shaver, Razor, RPI and the Employees are, or shall become, the members of Remington Products Company, L.L.C. ("Remington LLC") pursuant to an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), dated as of May 16, 1996.

     B. Vestar Partners is the sole shareholder of Shaver and Razor. Kiam and the Trusts are the shareholders of RPI.

     C. As provided for in the LLC Agreement, Shaver has certain rights to control the timing and manner of certain Exit Transactions (as defined in the LLC Agreement) and to effect a reorganization pursuant to the LLC Agreement (the "Reorganization") of Remington LLC in connection with such Exit Transactions.

     D. Upon consummation of such Reorganization, the business of Remington LLC will be continued by the Company directly or indirectly through one or more wholly owned subsidiaries.


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     E. The parties hereto desire to provide in advance for the (i) the establishment of the composition of the Company's board of directors (the "Board"), (ii) continuity in the management, ownership and control of the Company, (iii) certain restrictions on the ability of the Securityholders to transfer their Securities and (iv) certain rights with respect to the registration of the Company's Securities.

     The parties hereto agree as follows:


                                    ARTICLE I
                  FORMATION OF THE COMPANY/REPRESENTATIONS AND
                    WARRANTIES/OTHER COVENANTS OF THE PARTIES

     1.1 Formation of the Company. In the event the Company is not Shaver, each party hereto will take all reasonably necessary action to the extent practicable within such Person's control (whether in his or its capacity as a stockholder, incorporator, director, member of a board committee or officer of the Company or otherwise and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of consents in lieu of meetings) to cause the Company:

     (a) to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full corporate power and authority to execute, deliver and perform this Agreement;

     (b) to execute and deliver a counter-part of the Agreement and to take all necessary actions so that this Agreement shall have been duly and validly executed and delivered by the Company, constituting a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

     (c) to ensure that the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's Certificate of Incorporation or Bylaws or any agreement or instrument to which the Company is a party or by which it is bound.

     1.2 Representations and Warranties of the Company. Each of Shaver and Razor hereby represents and warrants to the Securityholders that as of the date of this Agreement:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full corporate power and authority


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


to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

     (b) this Agreement has been duly and validly executed and delivered by such company and constitutes a legal and binding obligation of such company, enforceable against such company in accordance with its terms;

     (c) the execution, delivery and performance by such company of this Agreement and the consummation by such company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both
(i) violate any provision of law, statute, rule or regulation to which such company is subject, (ii) violate any order, judgment or decree applicable to such company, or (iii) conflict with, or result in a breach or default under, any term or condition of such company's Certificate of Incorporation or Bylaws or any agreement or instrument to which such company is a party or by which it is bound; and

     (d) the authorized capital stock of each such company consists only of Common Stock, $.01 par value per share, and all of the issued and outstanding shares of such stock of such company are owned beneficially and of record by Vestar Partners.

     1.3 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party:

     (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

     (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

            1.3 Compliance with Credit Agreement. Each of the Securityholders agrees that it will cause any Affiliate of such Securityholder which is a Member to comply with all of such Affiliate's covenants under the Pledge Agreement (as defined in the LLC Agreement) and shall refrain from taking any action which would cause a default under such Pledge Agreement.


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

                                   ARTICLE II
                                VOTING AGREEMENTS

     2.1 Election of Directors. (a) Each Person that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of consents in lieu of meetings), and the Company will take all necessary and desirable actions within its control (including without limitation calling special board and stockholder meetings), to cause the authorized number of directors for the respective boards of directors of the Company and the entity operating the domestic business of Remington LLC (the "Operating Subsidiary") to be established and maintained at nine directors, and to elect or cause to be elected to the respective boards of directors of the Company and the Operating Subsidiary and cause to be continued in office, the following individuals:

          (i) five individuals designated by Vestar Partners (the "Vestar Directors");

          (ii) two individuals (the "RPI Directors") designated by the RPI Majority Holders;

          (iii) one Independent Director, mutually agreed upon by Vestar Partners and the RPI Majority Holders; and

          (iv) an officer of the Company appointed by the Board;

provided that, if, in connection with a Public Offering, the underwriters determine it is advisable to have one or more additional independent directors, the number of individuals that Vestar Partners is permitted to designate pursuant to clause (i) above shall be increased to a number sufficient to permit Vestar Partners to designate an absolute majority of the directors on the Board and the total number of directors required to be established and maintained pursuant to Section 2.1(a) shall be increased by the number of additional independent directors (each of whom shall be appointed by Vestar Partners and shall be reasonably satisfactory to the RPI Majority Holders) and Vestar Directors designated pursuant to this proviso.

     (b) If at any time either the RPI Majority Holders or Vestar Partners, as the case may be, shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship for which such Person or Persons have designation rights pursuant to paragraph (a) above, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and


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

its Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

     (c) If at any time any RPI Director or Vestar Director ceases to serve on the board of directors of the Company or any Subsidiary of the Company (whether due to resignation, removal or otherwise), the Securityholders entitled to designate the RPI Directors or the Vestar Directors, as appropriate, shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

     (d) Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause pursuant to Section 141(k) of the General Corporation Law of the State of Delaware (or any successor provision). No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of the Securityholders' rights to designate a different individual pursuant to this Section 2.1 to fill the directorship from which such individual was removed.

     (e) Subject to Section 7.2, the provisions of this Section 2.1 shall remain in effect following the first Public Offering.

     2.2 Other Voting Matters. Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a stockholders meeting, or by written consent, in the manner in which Vestar Partners directs in connection with the approval of any amendment or amendments to the Company's Certificate of Incorporation, the merger, share exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company; provided however that no such action shall (a) be inconsistent with the terms of this Agreement, (b) have a material adverse effect on any Securityholder in its capacity as such, if such effect would be borne disproportionately by such Securityholder relative to other Securityholders holding Securities of the same class, or (c) amend or alter the terms of any Preferred Stock of the Company issued at the time of the Reorganization.

     2.3 Voting Trust Agreement. Upon consummation of the Reorganization, in order to effectuate the provisions of Sections 2.1 and 2.2 hereof, each Securityholder (excluding any holders of Vestar Securities in their capacities as such) shall enter into or become a party to a Voting Trust Agreement (the "Voting Trust Agreement") in the form and


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

substance reasonably satisfactory to each party, giving Vestar Partners (the "Voting Trustee") the authority to vote his or its voting securities of the Company in respect of the matters set forth in Sections 2.1 and 2.2 hereof for the term of this Agreement. Each Securityholder hereby represents and warrants that he or it has not, and each Securityholder agrees that he or it will not, grant any proxy or other voting rights or enter into any voting agreement with respect to, or subject to any voting trust, any of his or its voting securities of the Company, other than as required by this Article II. To effectuate the provisions of this Article II, the Company shall not, and shall cause its Subsidiaries not to, record any vote or consent or other action contrary to the terms of this Article II.


                                   ARTICLE III
                             TRANSFERS OF SECURITIES

     3.1 Restrictions on Transfer of Employee Securities and Other Securities. During the Restricted Period, no holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer or with the prior written consent of the Company. During the Restricted Period, no holder of Other Securities may Transfer any Other Securities except in an Exempt Other Securities Transfer or with the prior written consent of the Company.

     3.2 Restrictions on Transfers of RPI Securities/Other Transactions.

     (a) Transfer Restrictions. During the period commencing on the date hereof and ending on the seventh anniversary of the date hereof (the "Restricted Period"), no holder of RPI Securities may Transfer any RPI Securities except in an Exempt RPI Transfer or with the prior written consent of the Company. From and after the expiration of the Restricted Period, no holder of RPI Securities may transfer any RPI Securities except in an Exempt RPI Transfer or in a Permitted RPI Transfer. In addition, until the termination of this Agreement, no member of the RPI Group may engage in any transaction or series of transactions, including without limitation the purchases or sales of any securities, the effect of which would be to cause an Indenture Change of Control.


     (b) Right of First Refusal.

          (i) Each holder of RPI Securities who proposes to Transfer RPI Securities other than in an Exempt RPI Transfer (for purposes of this Section 3.2(b), a "Selling Holder") will give written notice of such proposed Transfer (the "Transfer Notice") to the Company and Vestar Partners at least thirty days prior to making such proposed Transfer. The Transfer Notice will disclose in reasonable detail the identity of each prospective transferee, each of which shall be bona fide, the RPI Securities to be transferred (for purposes of this Section 3.2(b), the "Offered Securities") and the price, terms and conditions of the proposed Transfer. The Company and Vestar


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


     Partners shall be entitled to ask questions and receive such information as they shall reasonably request concerning such proposed Transfer. No Transfer of RPI Securities shall be made pursuant to this Section 3.2(b) unless the consideration to be paid by the transferee consists entirely of cash and other fungible consideration that could be reasonably paid by the Company and Vestar Partners. The Selling Holder will not consummate any such Transfer until forty-five (45) days after the Transfer Notice has been given to the Company and Vestar Partners unless the Company or Vestar Partners elects not to purchase all of the Offered Securities pursuant to this Section 3.2(b) (or the Company and Vestar Partners waive their rights under this Section 3.2(b)) prior to the expiration of such forty-five (45) day period. (The date of the first to occur of such events is referred to as the "Authorization Date.")

          (ii) The Company may elect to purchase all or any portion of the Offered Securities upon the same price, terms and conditions as those set forth in the Transfer Notice by delivering written notice (the "Repurchase Notice") to the Selling Holder within thirty (30) days after the Transfer Notice is given. The Repurchase Notice will set forth the number of Offered Securities to be acquired by the Company.

          (iii) If the Company has elected to purchase less than all of the Offered Securities, Vestar Partners shall be entitled to purchase all or any of the Offered Securities that the Company has not elected to purchase (the "Available Shares") upon the same terms and conditions as those set forth in the Transfer Notice. Promptly after making its election whether to purchase Offered Securities (and in any event within thirty (30) days after the Transfer Notice is given), the Company shall give written notice (the "Option Notice") to Vestar Partners setting forth the number of Available Shares and the purchase price for the Available Shares. Vestar Partners may elect to purchase any or all of the Available Shares by giving written notice (the "Election Notice") to the Company and the Selling Holder within ten (10) days after the Option Notice has been given by the Company.

          (iv) As soon as practicable, and in any event within five days after the expiration of the 40-day period following the delivery of the Transfer Notice, the Company shall notify the Selling Holder as to the number of shares being purchased from such holder by Vestar Partners (the "Supplemental Repurchase Notice") and the time and place for the closing of all purchases described in the Repurchase Notice and the Supplemental Repurchase Notice, if any, which shall not be later than thirty (30) days after the Authorization Date. At the time the Company delivers the Supplemental Repurchase Notice to the Selling Holder, the Company shall also deliver written notice to Vestar Partners setting forth the number of shares Vestar Partners is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.


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          (v) Notwithstanding anything in this Section 3.2(b) to the contrary, if the Company and Vestar Partners do not, in the aggregate, elect to purchase all of the Offered Securities specified in the Transfer Notice, the Selling Holder may (subject to compliance with Sections 3.4 and 3.5 hereof) (1) Transfer any of the Offered Securities specified in the Transfer Notice that the Company and Vestar Partners have not elected to purchase to the transferees specified in the Transfer Notice or (2) if the transferees specified in the Transfer Notice are unwilling to purchase less than all of the Offered Securities, Transfer all of the Offered Securities specified in the Transfer Notice (and the Company and Vestar shall not be entitled to purchase any of such Offered Securities) to the transferees specified in the Transfer Notice, in either case at a price and on terms no more favorable to the transferee(s) thereof than those specified in the Transfer Notice during the 60-day period immediately following the Authorization Date. Any such Offered Securities which are not Transferred in compliance with the preceding sentence within such 60-day period will again be subject to the provisions of this Section 3.2(b) upon subsequent Transfer.

     (c) Rule 144 Sale. If at any time after the first Public Offering and prior to the end of the Restricted Period (i) any holder of RPI Securities (an "RPI Holder") is not subject to the volume limitations contained in subsection (e)(1) of Rule 144 and (ii) an RPI Holder proposes to sell in a Rule 144 Sale an amount of RPI Securities greater than the amount such RPI Holder would be permitted to sell if it were subject to the volume limitations contained in subsection (e)(1) of Rule 144, then such RPI Holder shall give written notice of its intention to effect a Rule 144 Sale to the Company at least five business days prior to the consummation of such sale (a "Rule 144 Notice") specifying the amount of RPI Securities proposed to be sold in such Rule 144 Sale. The Company shall be entitled to engage (and within five business days of the date on which the Company received the Rule 144 Notice, the Company shall inform the RPI Holder whether it shall engage) the services of a nationally recognized investment banking firm (the "Investment Bank"), which Investment Bank shall be reasonably acceptable to the RPI Holder, to advise the Company as to the impact such Rule 144 Sale of RPI Securities is reasonably likely to have on the market for and price of any of the Company's securities that are listed for trading on a "national securities exchange" (within the meaning of the Exchange Act) or quoted on the "National Market System" or "National List" published by NASDAQ or any successor list (the "Listed Securities"). If the Investment Bank advises the Company in writing that in its opinion the amount of RPI Securities that the RPI Holder proposes to sell exceeds the amount of RPI Securities which can be sold without materially and adversely affecting the current market for or price of the Listed Securities, the RPI Holder shall only be permitted to sell the greater of (i) the amount of RPI Securities that the RPI Holder would be permitted to sell under Rule 144 if the limitation contained in subsection
(e)(1) of Rule 144 applied to the RPI Holder and (ii) the amount of RPI Securities that the Investment Bank determines the RPI Holder may sell without materially and adversely affecting the market for or price of the Listed Securities. If the Company has not notified the RPI Holder in writing within fifteen business days of the date on which the Company received the Rule 144 Notice (the "Objection Period") that the number of RPI Securities that the RPI Holder shall be entitled


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


to sell in the proposed Rule 144 Sale shall be limited in accordance with the previous sentence, then the RPI Holder may Transfer the amount of RPI Securities that were set forth in the 144 Notice in the proposed Rule 144 Sale; provided, however, that if such Rule 144 Sale is not consummated within thirty days of the expiration of the Objection Period, then the provisions of this Section 3.2(c) shall again apply to any subsequent Rule 144 Sale.

     3.3 Restrictions on Vestar Transfers.

     (a) Prior to Reorganization. For purposes of Sections 10.3 and 10.4 of the LLC Agreement, (i) the sale of Vestar Member Securities issued by a Vestar Member shall be deemed to be a sale of a percentage of the LLC Interests owned by such Vestar Member equal to the result obtained by dividing (1) the total number of shares of Vestar Member Securities of such Vestar Member being sold by
(2) the total number of outstanding shares of Vestar Member Securities of such Vestar Member, and (ii) the total amount deemed to be payable therefore shall be the total purchase price payable for the Vestar Member Securities proposed to be sold by such Vestar Member less the amount allocable to the fair market value of assets of such Vestar Member other than LLC Interests. If Vestar Partners initiates a Company Sale in which the stock of Shaver or Razor is to be exchanged in a transaction qualifying under Section 368 of the Internal Revenue Code, Vestar Partners will make reasonable efforts to allow members of the RPI Group to participate in such sale through a transfer of the capital stock of RPI rather than a transfer of RPI LLC Interests. For purposes of Section 10.5(a) of the LLC Agreement, any transfer of shares of Shaver or Razor shall be treated as a transfer of that portion of the LLC Interests owned by Shaver or Razor, as applicable, equal to the portion of the stock of Shaver or Razor so transferred.

     (b) Tag-Along Rights after the Reorganization. Commencing on the date of the Reorganization and continuing thereafter, prior to making any Transfer of Vestar Securities (other than a Transfer described in Section 3.3(c)) any holder of Vestar Securities proposing to make such a Transfer (for purposes of this Section 3.3(b), a "Selling Holder") shall give at least thirty (30) days' prior written notice to each holder of Employee Securities, RPI Securities and Other Securities (for purposes of this Section 3.3(b) each, an "Other Holder") and the Company, which notice (for purposes of this Section 3.3(b), the "Sale Notice") shall describe in reasonable detail the type and amount of Vestar Securities to be sold (for purposes of this Section 3.3(b), the "Offered Securities"), the price, terms and conditions of such proposed Transfer, and the identity of each prospective transferee, each of which shall be bona fide. Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities, or RPI Securities, as the case may be, such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities, RPI Securities or Other Securities pursuant to this Section 3.3(b) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities, RPI Securities or Other Securities of the same type and class and in the same relative proportions (which proportions shall be determined on a share for share basis with respect to Common Stock and on the basis of aggregate Liquidation Value (plus all accrued but unpaid dividends thereon) with respect to Preferred Stock) as the Securities which comprise the Offered Securities, taking into account the provisions of Section 8.11; and (2) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall, to the extent applicable, make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but shall be based on the value of Securities that are Transferred) of all liabilities to the transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.3(b) and (y) its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to this Section 3.3(b) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker's fee, finder's fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the acquiring party.

     If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.3(b)) the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the transferees identified (or Affiliates of transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the fifteen-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Holder during such ninety-day period will again be subject to the provisions of this Section 3.3(b) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of the Offered Securities to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Holders. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities, RPI Securities and Other Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Offered Securities that the prospective transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag- Along Notices as follows (it being understood that the prospective transferees shall be required to purchase Offered Securities of the same class on the same terms and conditions, whether or not they are represented by voting trust certificates, and to consummate such Transfer on those terms and conditions):

          (i) each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares of each class of Offered Securities (not to exceed, for any Other Holder, the number of shares of such class of Offered Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such class of Offered Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Offered Securities; and

          (ii) if after allocating the Allocable Shares of any class of Offered Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Offered Securities than previously has been allocated to it pursuant to clause (i) and this clause
     (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

     (c) Excluded Transfers. All Transfers of Vestar Securities other than those listed below shall be subject to the provisions of Section 3.3(b). The rights and restrictions contained in Section 3.3(b) shall not apply with respect to any of the following Transfers of Securities:

          (i) any Transfer of Vestar Securities or Vestar Member Securities in a Public Sale;

          (ii) any Transfer of Vestar Securities or Vestar Member Securities to and among another member of the Vestar Group (subject to compliance with Sections 3.4 and 3.5 hereof);

          (iii) any Transfer of Vestar Securities or Vestar Member Securities in accordance with Section 4.1;

          (iv) any Transfer of Vestar Securities or Vestar Member Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company including without limitation the Reorganization;

          (v) any Transfer of Vestar Securities or Vestar Member Securities to members of the management of the Company or its Subsidiaries (subject to compliance with Sections 3.4 and 3.5 hereof);

          (vi) any Transfer constituting an Exempt Individual Transfer; and

          (vii) any Transfer pursuant to the Reorganization pursuant to which the transferor receives securities of another entity.

     (d) Excluded Securities. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Sections 3.3(b) ("Excluded Securities") shall be subject again to the restrictions set forth in Sections 3.3(b), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under
Section 3.3(b) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.3(b).

     (e) The provisions of this Section 3.3 shall remain in effect following a Public Offering.

     3.4 Securities Act Compliance. No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

     3.5 Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VII, then the transferor of such Security shall first deliver to the Company a written agreement of the proposed transferee (excluding a transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed transferee is already a Securityholder). All Employee Securities and Other Securities will continue to be Employee Securities or Other Securities, as applicable, in the hands of any transferee (other than the Company, a member of the Vestar Group or any transferee in a Public Sale); provided that Employee Securities and Other Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(b) shall not be subject to the provisions of Section
3.1 in the hands of the transferee or any subsequent transferee. All Vestar Securities will continue to be Vestar Securities in the hands of any transferee (other than the Company, RPI, the Employees or a transferee in a Public Sale). All RPI Securities will continue to be RPI Securities in the hands of any transferee (other than the Company, a member of the Vestar Group, the Employees or any transferee in a Public Sale); provided that RPI

Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(b) shall not be subject to the provisions of Section
3.2 in the hands of the transferee or any subsequent transferee.

     3.6 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void; the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose; and the transferor of such Securities shall not be relieved of any of its obligations as a Securityholder under this Agreement.


                                   ARTICLE IV
                      TAKE-ALONG RIGHTS ON SALE OF COMPANY

     4.1 Take-Along Rights.

     (a) If Vestar Partners elects to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, Vestar Partners shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by Vestar Partners. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith,
(ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by Vestar Partners, and the Securityholders will execute any merger or sale agreement approved by Vestar Partners in connection with such Sale of the Company and (iii) each Securityholder shall be severally obligated to join on a pro rata basis (based on such Securityholder's share of the aggregate proceeds paid in such Sale of the Company) in any indemnification or other obligations that Vestar Partners agrees to in connection with such Sale of the Company other than any such obligations that relate specifically to a particular Securityholder such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder's title to and ownership of a Security; provided that no Securityholder shall be obligated in connection with such Sale of the Company to agree to indemnify or hold harmless the prospective transferee(s) with respect to an amount in excess of the net cash proceeds paid to such Securityholder in connection with such Sale of the Company.

     (b) The obligations of the Securityholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions, in all cases taking into account the provisions of Section 8.11: (i) upon the consummation of the Sale of the Company including any related redemptions, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (ii) all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights, and (iii) the holders of Preferred Stock shall receive consideration in respect of all of the issued and outstanding shares of Preferred Stock in such Sale of the Company having a fair market value equal to the aggregate Liquidation Value (plus all accrued but unpaid dividends) of such Preferred Stock before any consideration is paid in respect of the Common Stock in such Sale of the Company; provided however, that if less than all of the outstanding Preferred Stock is acquired in such Sale of the Company or if all of the outstanding Preferred Stock is acquired in such Sale of the Company but the value of the consideration in such Sale of the Company is less than the aggregate Liquidation Value of such Preferred Stock, then the consideration in such Sale of the Company shall be allocated ratably between each series of Preferred Stock based on the aggregate Liquidation Value of such series (plus all accrued but unpaid dividends), and thereafter such consideration shall be allocated among the holders of the Series a Preferred Stock, ratably based on the number of shares of each such series of Preferred Stock held by each such holder.

     (c) If the Company or Vestar Partners enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Securityholder that is not an "accredited investor" (within the meaning of Rule 501(a) of the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) approved by the Company and the Company will pay the fees of such purchaser representative. If any such Securityholder declines to appoint the purchaser representative approved by the Company such Securityholder will appoint another purchaser representative, and such Securityholder will be responsible for the fees of the purchaser representative so appointed.

     (d) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to an Sale of the Company (but only if such Sale of the Company is actually consummated and excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker's fee, finder's fee, advisory fee, success fee, or other similar fee or charge related to the consummation of the Sale of the Company) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Vestar Partners elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason (other than a breach by Vestar Partners), the Company will reimburse Vestar Partners for all actual and reasonable expenses paid or incurred by Vestar Partners and its Affiliates in connection therewith.

     (e) Notwithstanding any provision in this Agreement to the contrary, Vestar Capital Partners shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with a Sale of the Company.

     (f) If a Sale of the Company is to an Affiliate of Vestar Partners, RPI may request as a condition to such Sale of the Company a valuation opinion from an independent investment banking firm or appraisal firm of national standing that the consideration being paid to the Securityholders is fair from a financial standpoint, which opinion shall be at the expense of the Company.

     (g) The provisions of this Section 4.1 shall remain in effect following a Public Offering.


                                    ARTICLE V
                               REGISTRATION RIGHTS

     5.1 Demand Registrations.

     (a) Requests for Registration. At any time after the earlier to occur of
(i) the fifth anniversary of the date hereof or (ii) the date on which the hold back period with respect to an IPO has terminated, either the RPI Majority Holders or the Vestar Majority Holders may request by written notice to the Company the registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations requested pursuant to this Section 5.1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include, subject to Section 5.1(c), in such registration all Registrable Securities with respect to which the

 Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. Notwithstanding anything to the contrary herein, unless the Company agrees otherwise, the Company shall not be required to effect a "shelf" registration under this Section 5.1(a).

     (b) Long-Form Registrations. Each of the Vestar Majority Holders and the RPI Majority Holders shall be entitled to request two Demand Registrations in which the Company shall pay all Registration Expenses ("Company-paid Registrations"). A registration shall not count as one of the permitted Demand Registrations if it does not become effective or if the Person requesting such registration is not able to register and sell at least 85% of the Registrable Securities requested to be included in such registration because of the exercise of Piggyback Registration rights provided hereunder; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Registrations (except that the Company shall not be required to pay the Registration Expenses in the event the holders of Registrable Securities who have included Restricted Securities in such Demand Registration elect not to sell such Restricted Securities pursuant to such Demand Registration).

     (c) Priority on Demand Registrations. If the managing underwriters for a Demand Registration advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of the Registrable Securities initially requesting registration, without adversely affecting the marketability of the offering, then the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

     (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 5.2 unless the underwriter in such previous registration consents to a shorter period. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, business combination, tender offer, joint venture, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.

     (e) Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the approval (which shall not be unreasonably withheld) of the holders of Registrable Securities initiating the registration.

     5.2 Piggyback Registrations.

     (a) Right to Piggyback. Whenever the Company proposes to register any of its securities (whether for itself or any of its securityholders) under the Securities Act (other than pursuant to an employee benefit plan or in connection with an acquisition of the assets or stock of another entity) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

     (b) Piggyback Expenses. The Registration Expenses in all Piggyback Registrations shall be paid by the Company .

     (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a successor, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration.

     (d) Priority on Secondary Registrations. If the managing underwriters of a Piggyback Registration on behalf of the holders of the Company's Securities advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares owned by each such holder and (ii) second, other securities requested to be included in such registration.

     (e) Selection of Underwriters. The selection of investment banker(s) in any Piggyback Registration and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld.

     (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 5.1 or pursuant to this Section 5.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration unless the underwriter in the previous registration consents to a shorter period.

     5.3 Holdback Agreements.

     (a) Each holder of Registrable Securities shall not effect any Public Sale of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period begin ning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     (b) The Company (i) shall not effect any Public Sale of its equity securities, or any securities convertible into or exchangeable or exercisable for such units or securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of units, or any securities convertible into or exchangeable or exercisable for units, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any Public Sale of any such units or securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     5.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this
Article XI, the Company shall use its best efforts to effect the registration and the sale of such

Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that a reasonable time before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

     (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, whereupon such sellers shall cease distributing any Registrable Securities until, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on NASDAQ and, if listed on NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 promulgated by the SEC or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC;

     (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

     (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

     5.5 Registration Expenses.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, NASD fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     5.6 Indemnification.

     (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwrit ers, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) and any underwriter and any Person that controls an underwriter against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be indi vidual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent and shall not be obligated to pay any legal fees of an indemnified party incurred after such assumption. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Article V shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. In order to provide for contribution in any case in which either (i) any holder of Registrable Securities exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 5.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder in circumstances for which indemnification is provided under this Section 5.6; then, in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities which they would otherwise be obligated to indemnify under Section 5.6(a) or (b) (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it from the sale of all Registrable Securities sold by it pursuant to such registration statement, and (B) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

     5.7 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such underwriter and (ii) with an underwriter completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     5.8 Other Registration Rights Agreements. The Company shall be permitted to enter into registration rights agreements with Persons who acquire Securities of the Company ("New Agreements") that are inconsistent with Article V of this Agreement and, without limitation, may give such Persons priority over the parties hereto in the event such Persons exercise demand or "piggyback" registration rights; provided, however, that the rights of all parties hereto shall be comparably affected by any such New Agreement. The parties hereto agree that their rights under this Article V shall be subject to limitation under such New Agreements.


                                   ARTICLE VI
                                PREEMPTIVE RIGHTS

     6.1 Issuance of New Securities to Vestar Group.

     (a) If, at any time after the date of the Reorganization, the Company proposes to issue or sell any shares of Common Stock, any Common Stock Equivalents or any Preferred Stock (collectively, "New Securities"), in each case to any member of the Vestar Group, the Company shall first offer to sell to each holder of RPI Securities and Other Securities and, to the extent permitted under applicable securities laws without material expenditure by the Company, each holder of Employee Securities a portion of each type of such New Securities up to an amount equal to the quotient determined by dividing (a) the number of Fully-Diluted Shares held or beneficially owned by such holder of RPI Securities, Employee Securities or Other Securities, as applicable, by (b) the total number of Fully- Diluted Shares outstanding immediately prior to such issuance or sale. Each holder of RPI Securities and Other Securities and, to the extent permitted under applicable securities laws without material expenditure by the Company, each holder of Employee Securities shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to Vestar Partners or any member of the Vestar Group.

     (b) In order to exercise its purchase rights hereunder, each holder of RPI Securities, Other Securities and Employee Securities must, within thirty days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and the percentage allotment of each holder of RPI Securities, Employee Securities and Other Securities, deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

     (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such New Securities which the holders of RPI Securities, Employee Securities and Other Securities have not elected to purchase during the ninety days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of RPI Securities, Employee Securities and Other Securities. Any New Securities offered or sold by the Company after such ninety-day period must be reoffered to the holders of RPI Securities, Employee Securities and Other Securities pursuant to the terms of this Section 6.1.

     (d) The provisions of this Section 6.1 will not apply to the following issuances of New Securities:

          (i) any New Securities issued upon the conversion or exercise of any Common Stock Equivalents not issued in violation of this Section 6.1; or

          (ii) any issuance of New Securities incident to the exercise, conversion or exchange of any securities of the Company that were not issued in violation of this Section 6.1, a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company.

     (e) Nothing in this Section 6.1 shall be deemed to prevent any member of the Vestar Group from purchasing for cash any New Securities without first complying with the provisions of this Section 6.1; provided, that in connection with such purchase, (a) the Company's Board of Directors has determined in good faith (1) that the Company needs an immediate cash investment, (2) that no alternative financing is available which is of a type that could be obtained without having to comply with this Section 6.1, and (3) that the delay caused by compliance with the provisions of this Section 6.1 in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company, (b) the Person making such purchase (for purposes of this Section 6.1, the "Purchasing Holder") gives prompt notice to each holder of RPI Securities, Employee Securities and Other Securities of the Purchasing Holder's investment, which notice shall describe in reasonable detail the New Securities being purchased by the Purchasing Holder and the purchase price thereof, and (c) the Purchasing Holder and the Company take all steps necessary to enable each holder of RPI Securities, Employee Securities and Other Securities to effectively exercise their rights under this Section 6.1 with respect to each such holder's pro-rata share of the New Securities issued to the Purchasing Holder in reliance on this Section 6.1(e) on the terms specified in Section 6.1(a).

     (f) In the event that (i) the Company intends to issue New Securities to any member of the Vestar Group, (ii) RPI declines to purchase its pro rata share of such New Securities and (iii) the value of such New Securities is determined by the Board in good faith to be greater than $20,000,000, Vestar Partners shall (unless RPI waives such requirement in writing) deliver to the Company a fairness opinion of an independent investment banking or appraisal firm of national reputation that the price to be paid by each member of the Vestar Group for the New Securities is fair from a financial viewpoint to the Company.


                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

     7.1 Amendment and Waiver. Subject to Section 8.12 and except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, Vestar Partners, RPI and to the extent applicable to Kiam, Kiam; provided, (i) that the provisions of Section 3.2 may be waived with the prior written approval of Vestar Partners (ii) (a) that any amendment or modification of the provisions of Section 2.1 (in so far as it requires the election of an officer of the Company) shall be effective against the holders of Employee Securities only if consented to in writing by the Employee Majority Holders and
(b) that any amendment or modification of the provisions of Sections 2.2, 3.3 and 6.1, Article V or this proviso shall be effective against the holders of Employee Securities and Other Securities only if consented to in writing by the Employee Majority Holders and the Other Majority Holders and (iii) that any amendment, modification or waiver of any provision of this Agreement which has a material adverse effect on any Securityholder in its capacity as such, if such effect would be borne disproportionately by such Securityholder relative to other Securityholders holding Securities of the same class, shall be effective against such Securityholder only if consented to in writing by such Securityholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     7.2 Termination of Certain Provisions. The provisions of Article II shall terminate upon the consummation of the Company's first Public Offering if, and only to the extent, required by the managing underwriter of such Public Offering; provided, however, that none of the limitations set forth in Article II on Vestar Partners' ability to cause the other Securityholders to vote their Securities in the manner Vestar Partners directs in connection with the transactions specified in Section 2.2 may be terminated with respect to any of such rights granted to Vestar Partners in Section 2.2.

     7.3 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the Vestar Majority Holders, the RPI Majority Holders, Employee Majority Holders and Other Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company; (c) upon the consummation of a Sale of the Company (except with respect to the rights under Section 5.2, which shall survive) or a Company Sale (as defined in the LLC Agreement) or (d) when Vestar Partners no longer owns the lesser of (1) 7.5% of the outstanding Common Stock of the Company or (2) a number of shares of Common Stock equal to 25% of the aggregate number of shares of Common Stock owned by the RPI Group and the Vestar Group; provided that the restrictions contained in the last sentence of Section 3.2(a) shall survive for a period of 18 months following the termination of this Agreement. The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.6, which shall survive such termination.

     7.4 Termination as to a Party. Subject to the provisions of Article III, any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.6, which shall survive) except for the provisions in the last sentence of
Section 3.2(a).

                                  ARTICLE VIII
                                  MISCELLANEOUS

       8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

     "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

     "Agreement" has the meaning set forth in the preface.

     "Allocable Shares" has the meaning given to such term in Section 3.3(b).

     "Authorization Date" has the meaning given such term in Section 3.2(b)(i).

     "Available Shares" has the meaning given such terms in Section 3.2(b)(iii).

     "Board" has the meaning given such terms in Recital E.

     "Call Option" has the meaning given to such term in the Management Subscription Agreements.

     "Common Stock" means, collectively, the common stock, par value $.01 per share, of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options (including the Options), convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

     "Company" has the meaning set forth in the preface.

     "Company-paid Registrations" has the meaning given such term in Section 5.1(b).

     "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

     "Demand Registrations" has the meaning given such term in Section 5.1(a).

     "Election Notice" has the meaning given such term in Section 3.2(b)(iii).

     "Employee" and "Employees" have the respective meanings given to such terms in the Preface.

     "Employee LLC Interests" means the LLC Interests held by the Employees under the Management Subscription Agreements and any other LLC Interests acquired by any holder of Employee LLC Interests.

     "Employee Majority Holders" means the Person or Persons having beneficial ownership of a majority of the Common Stock constituting Employee Securities.

     "Employee Securities" means (a) the Common Stock acquired pursuant to the Reorganization and held by the Employees under the Management Subscription Agreements, (b) Voting Trust Certificates acquired by the Employees pursuant to the Voting Trust Agreement, (c) any Options and any Common Stock issued upon exercise of the Options, (d) any Securities, Common Stock or Preferred Stock hereafter acquired by any holder of Employee Securities, and (e) any securities of the Company issued with respect to the securities referred to in clauses (a),
(b), (c), or (d) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Excluded Securities" has the meaning set forth in Section 3.3(d).

     "Exempt Employee Transfer" means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under Section 2.2, (c) to the Company pursuant to the Call Option under the Management Subscription Agreement, (d) to the Company pursuant to an exercise of the Put Option under the Management Subscription Agreement,
(e) pursuant to a Public Sale, (f) upon the death of the holder pursuant to the applicable laws of descent and distribution, (g) to or among such Employee's Family Group, (h) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, or
(i) as required by the Voting Trust Agreement.

     "Exempt Individual Transfer" means with respect to either Vestar Securities, RPI Securities or Other Securities, a Transfer of such Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) to or among such Person's Family Group, (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, or (d) as required by the Voting Trust Agreement.

     "Exempt Other Securities Transfer" means a Transfer of Other Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under Section 2.2, (c) pursuant to a Public Sale, (d) upon the death of a holder pursuant to the applicable laws of descent and distribution, (e) to or among a holder's Family Group, (f) incidental to the exercise, conversion or exchange of such Other Securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving the Company, (g) as required by the Voting Trust Agreement or (h) by Investors/RP, L.L.C., a Delaware limited liability company, to its members.

     "Exempt RPI Transfer" means a Transfer of RPI Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under
Section 2.2, (c) subject to compliance with Section 3.2(c) if then applicable, pursuant to a Rule 144 Sale, (d) pursuant to a Public Offering, (e) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company (f) as required by the Voting Trust Agreement, (g) pursuant to an Exempt Individual Transfer, (h) by RPI to its stockholders or (i) by a Trust to its beneficiaries; provided, however, that any Transfer pursuant to clauses (c), (d), (g), (h) or
(i) shall not be an "Exempt RPI Transfer" if the effect of such Transfer would have been to cause an Indenture Change of Control.

     "Family Group" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust established and maintained for the benefit of such individual, such individual's spouse or such individual's descendants (whether natural or adopted).

     "Fully-Diluted Shares" means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

     "Indenture Change of Control" means at any time a "Change of Control" as such term is defined in the Indenture, dated as of the date hereof, between Remington LLC and The Bank of New York; provided that for purposes of determining whether an "Indenture Change of Control" has occurred it will be assumed that Vestar Partners owns, at such time, less than 10% of the common equity of the Company regardless of the amount of common equity of the Company Vestar Partners actually owns.

     "Independent Director" means an individual who is not an Affiliate of Vestar Partners, RPI or any of the Employees.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not beneficially own five percent (5%) or more of the Fully- Diluted Shares or the Preferred Stock, if any, who is not an Affiliate of any such five percent (5%) beneficial owner and is not a member of the Family Group of any such five percent (5%) beneficial owner.

     "Investment Bank" has the meaning given such term in Section 3.2(c).

     "Limited Partner" means a limited partner in Vestar Partners (excluding any such limited partner who is an employee of the general partner of Vestar Partners or any Affiliate of the general partner of Vestar Partners).

     "Liquidation Value", means with respect to any series of Preferred Stock, the fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "Listed Securities" has the meaning given such term in Section 3.2(c).

     "LLC Agreement" has the meaning given such term in Recital A.

     "LLC Interests" means the Membership Interests (as defined in the LLC Agreement) in Remington LLC.

     "Long-Form Registrations" has the meaning given such term in Section
5.1(a).

     "Management Agreement" means the management agreement dated May __, 1996 (as amended and as in effect on the date of this Agreement) between the Company and Vestar Capital Partners.

     "Management Subscription Agreements" mean the subscription agreements between the Company or its predecessor and each of the Employees.

     "Member" has the meaning given to such term in the LLC Agreement.

     "NASD"means the National Association of Securities Dealers.

     "NASDAQ" means the NASD Automated Quotation System.

     "New Agreements" has the meaning given such term in Section 5.8.

     "New Securities" has the meaning given to such term in Section 6.1(a).

     "Objection Period" has the meaning given to such term in Section 3.2(c).

     "Offered Securities" when used in Section 3.2(b), has the meaning given such term in Section 3.2(b)(i), and when used in Section 3.3, has the meaning given such term in Section 3.3(b).

     "Option Notice" has the meaning given such term in Section 3.2(b)(iii).

     "Options" means any options to purchase shares of Common Stock granted by the Company to any Employee pursuant to the Reorganization or otherwise on or after the date of this Agreement.

     "Other Holder" has the meaning given such term in Section 3.3(b).

     "Other Majority Holders" means the Person or Persons having beneficial ownership of a majority of the Common Stock constituting Other Securities.

     "Other Securities" means securities issued to Persons other than RPI, Employees, Vestar Partners and the Vestar Members pursuant to the Reorganization.

     "Ownership Percentage" means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of shares or units or amount of such Security held by such Securityholder by the total number of shares or units or amount of such Security (other than Excluded Securities) outstanding.

     "Permitted RPI Transfer" means a Transfer of RPI Securities in accordance with the provisions of Section 3.2(b).

     "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

     "Piggyback Registration" has the meaning given such term in Section 5.2(a).

     "Preferred Stock" means any class or series of authorized capital stock of the Company that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

     "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

     "Purchasing Holder" has the meaning given such term in Section 6.1(e).

     "Put Option" has the meaning given such term in the Management Subscription Agreements.

     "Razor" has the meaning set forth in the preface.

     "Registrable Securities" means (i) the Securities, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a conversion right, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates not bearing the legend set forth in Section 8.2(b) hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected. Registrable Securities deposited with the Voting Trustee shall, for purposes of this definition and Article V, be deemed to be held by the Person holding the Voting Trust Certificate representing the beneficial ownership of such Registrable Securities and the Voting Trustee shall not be deemed to be a holder thereof for any of such purposes. Notwithstanding the foregoing, the Company shall not be required to register any securities other than shares of its Common Stock.

     "Registration Expenses" has the meaning given such term in Section 5.5(a).

     "Remington LLC" has the meaning given to such term in Recital A.

     "Reorganization" has the meaning given such term in Recital C.

     "Repurchase Notice" has the meaning given such term in Section 3.2(b)(ii).

     "Restricted Period" has the meaning given such term in Section 3.2(a).

     "RPI" has the meaning given such term in the preface.

     "RPI Directors" has the meaning given such term in Section 2.1(a)(ii).

     "RPI Group" means RPI, Kiam, the Trusts, RPI Permitted Transferees and each of their Affiliates.

     "RPI Holder" has the meaning given such term in Section 3.2(c).

     "RPI LLC Interests" means the LLC Interests held by any member of the RPI Group.

     "RPI Majority Holders" means the Person or Persons holding a majority of the Preferred Stock and a majority of the Common Stock constituting RPI Securities.

     "RPI Securities" means (a) the RPI Shares, (b) Voting Trust Certificates acquired by RPI pursuant to the Voting Trust Agreement, (c) Securities, Common Stock or Preferred Stock acquired by the members of the RPI Group after the Reorganization and (d) any securities of the Company issued with respect to the securities referred to in clauses (a), (b) or (c) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization; provided that for purposes of the restrictions contained in Section 3.2, "RPI Securities" shall also mean all capital stock of RPI, now or hereafter, acquired or held by any member of the RPI Group.

     "RPI Permitted Transferee" means a Person who acquires RPI Securities pursuant to a Transfer permitted under clauses (a), (e), (q), (h) or (i) of the definition of Exempt RPI Transfer.

     "RPI Shares" means the shares of Common Stock and Preferred Stock issued to members of the RPI Group pursuant to the Reorganization.

     "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

     "Rule 144 Notice" has the meaning given to such term in Section 3.2(c).

     "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144.

     "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons pursuant to which such Person or Persons (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully Diluted Shares or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

     "Sale Notice" has the meaning given such term in Section 3.3(b).

     "SEC" means the Securities and Exchange Commission.

     "Securities" means, collectively, the Vestar Securities, the RPI Securities, the Employee Securities, Vestar Member Securities and the Other Securities.

     "Securityholder" has the meaning given such term in the preface.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Selling Holder" when used in Section 3.2, has the meaning given such term in Section 3.2(b)(i), and when used in Section 3.3, has the meaning given such term in Section 3.3(b).

     "Shaver" has the meaning set forth in the preface.

     "Short-Form Registrations" has the meaning given such term in Section
5.1(a).

     "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect direc tors having a majority of the voting power of the board of directors of such corporation.

     "Supplemental Repurchase Notice" has the meaning given to such term in
Section 3.2(b)(iv).

     "Tag-Along Notice" has the meaning given such term in Section 3.3(a).

     "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

     "Transfer Notice" has the meaning set forth in Section 3.2(b)(i).

     "Trusts" has the meaning given such term in the preface.

     "Vestar Directors" has the meaning given such term in Section 2.1(a)(ii).

     "Vestar Group" means Shaver, Razor, Vestar Partners and each of their Affiliates.

     "Vestar Majority Holders" means the Person or Persons holding a majority of the Preferred Stock and a majority of the Common Stock constituting Vestar Securities.

     "Vestar Member Securities" means securities representing the common equity of Shaver or Razor.

     "Vester Members" means Shaver and Razor.

     "Vestar Partners" means Vestar Equity Partners, L.P., a Delaware limited partnership.

     "Vestar Securities" means (a) Vestar Shares, (b) Securities, Common Stock or Preferred Stock hereafter acquired by members of the Vestar Group after the Reorganization, and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

     "Vestar Shares" means the shares of Common Stock and Preferred Stock currently held by members of the Vestar Group or issued to members of the Vestar Group pursuant to the Reorganization, provided that Vestar Shares shall not include any shares issued to any Coinvestment Transferee (as defined in the LLC Agreement) pursuant to the Reorganization.

     "Voting Trust Agreement" has the meaning given such term in Section 2.3.

     "Voting Trust Certificates" means any voting trust certificates issued pursuant to the Voting Trust Agreement.

     "Voting Trustee" has the meaning given such term in Section 2.3.

     8.2 Legends.

     (a) Securityholders Agreement. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFI CATE CONSTITUTE ["EMPLOYEE SECURITIES"] ["RPI SECURITIES"] ["VESTAR SECURITIES"] ["OTHER SECURITIES"] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF _____________, 199__ AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

     (b) Registrable Securities. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE

     OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

     (c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

     8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     8.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     8.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and permitted assigns of each of them, so long as they hold Securities.

     8.6 Counterparts. This Agreement may be executed in separate counter parts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     8.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

     8.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the attached Schedule of Securityholders and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Company's records, or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed), delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

     c/o Vestar Equity Partners, L.P.
     245 Park Avenue, 41st Floor
     New York, New York  10167
     Attention:  Robert L. Rosner
                 Managing Director

with a copy to:

     Remington Products, Inc.
     350 Fifth Avenue
     Suite 5408
     New York, New York 10118
     Attention:  Victor K. Kiam, II

     and to:

     Kirkland & Ellis
     655 Fifteenth St.,  N.W.
     Suite 1200
     Washington, D.C. 20005
     Attention: Jack M. Feder, Esq.


     8.9 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     8.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.11 Voting Trust Certificates. With respect to any determination of the number of Securities, the price per type and class of Security, the Ownership Percentage of each Securityholder with respect to any Security, the participation rights to be afforded to each type and class of Security, and any other determination requiring a comparison of Securities under Sections 3.3(b),
4.1 or 6.2, any Voting Trust Certificates held by any Securityholder shall be ignored and the Securities in which such Voting Trust Certificates represent the beneficial ownership shall be counted in respect of all references therein to "Securities;" provided, however, that, notwithstanding the foregoing, subject to any provision in the Voting Trust Agreement to the contrary, such Voting Trust Certificates shall be the Securities to be Transferred under Sections 3.3(b),
4.1 and 6.2.

     8.12 Further Assurance. In connection with this Agreement and the transactions contemplated hereby each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts (including amendments to this Agreement) that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and to give effect to the intent of the parties hereto. In furtherance of the foregoing, the parties acknowledge that in connection with the Reorganization, each party hereto will execute such amendments and modifications to this Agreement as are reasonably requested by Vestar Partners to effectuate the intent of the parties hereto and provide for substantially the same rights and obligations of each party upon the consummation of the Reorganization as are contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.


                              REMINGTON PRODUCTS, INC.


                              By:    /s/ Victor K. Kiam, II
                                 --------------------------
                                 Name: Victor K. Kiam, II
                                 Title:



                              /s/ Victor K. Kiam, II
                              -----------------------------
                              Victor K. Kiam, II


                              THE 1994 KIAM TRUST DATED
                              SEPTEMBER 30, 1994


                              By:    /s/ Victor K. Kiam, II
                                 --------------------------
                                 Name: Victor K. Kiam, II
                                 Title:     Trustee


                              1994 KIAM FAMILY TRUST DATED
                              OCTOBER 28, 1994


                              By:    /s/ Victor K. Kiam, II
                                 --------------------------
                                   Name: Victor K. Kiam, II
                                   Title:     Trustee

                              VESTAR SHAVER CORP.


                              By:    /s/ Robert Rosner
                                 --------------------------
                                 Name: Robert Rosner
                                 Title:   President

                              VESTAR RAZOR CORP.


                              By:    /s/ Robert Rosner
                                 --------------------------
                                 Name: Robert Rosner
                                 Title:   President


                              VESTAR EQUITY PARTNERS, L.P.

                              By:  Vestar Associates, L.P.
                              Its: General Partner
                              By:  Vestar Associates Corporation
                              Its: General Partner

                                   By:   /s/ Robert Rosner
                                     --------------------------
                                     Name:   Robert Rosner
                                     Title:  Managing Director

                              EMPLOYEES:


                                 /s/ F. Peter Cuneo
                                 --------------------------
                                 F. Peter Cuneo


                                 /s/ James J. Vatrt
                                 --------------------------
                                 James J. Vatrt


                                 /s/ Allen S. Lispson
                                 --------------------------
                                 Allen S. Lipson


                                 /s/ Jack W. Waller
                                 --------------------------
                                 Jack W. Waller


                                 /s/ H. Graham Kimpton
                                 --------------------------
                                 H. Graham Kimpton


                                 /s/ Geoffrey L. Hoddinott
                                 --------------------------
                                 Geoffrey L. Hoddinott

                           SCHEDULE OF SECURITYHOLDERS


Member                               Notice Address
- ------                               --------------

Vestar Shaver Corp.                  c/o Vestar Equity Partners
                                     245 Park Avenue, 41st Floor
                                     New York, NY  10167
                                     Attn: Robert L. Rosner

Vestar Razor Corp.                   c/o Vestar Equity Partners
                                     245 Park Avenue, 41st Floor
                                     New York, NY  10167
                                     Attn: Robert L. Rosner

Victor K. Kiam, II                   11097 Isle Brook Court
                                     West Palm Beach, FL 33414

The 1994 Kiam Trust dated            11097 Isle Brook Court
September 30, 1994                   West Palm Beach, FL 33414
                                     Attn: Victor K. Kiam, II

1994 Kiam Family Trust dated         11097 Isle Brook Court
October 28, 1994                     West Palm Beach, FL 33414
                                     Attn: Victor K. Kiam, II

Remington Products, Inc.             350 Fifth Avenue
                                     Suite 5408
                                     New York, NY  10118
                                     Attn: Victor K. Kiam, II

F. Peter Cuneo                       27 Old Hattertown Road
                                     Redding, CT  06896

James J. Vatrt                       64 West Meadow Road
                                     Wilton, CT  06897

Allen S. Lipson                      35 Brookwood Drive
                                     Woodbridge, CT 06525

Jack W. Waller                       501 Lincoln Street
                                     New Britain, CT 06052

H. Graham Kimpton                    34 Burrindi Road
                                     Caulfield 3162 Australia

Geoffrey L. Hoddinott                45 Dale Street
                                     Chiswick, London
                                     England  W4 2BY


                                      -43-